                                                                   EXHIBIT 10.3

Employment Agreement dated September 1, 1994 between the Company and R. Jack DeCrane.

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 1st day of September, 1994 by and between DeCrane Aircraft Holdings, Inc. (the "Company") and R. Jack DeCrane ("Executive") and is effective as of September 1, 1994 (the "Effective Date").

                                    RECITALS

     Executive is currently employed by the Company in the capacity of Chief Executive Officer and is one of the key executives of the Company.

     Executive agrees that in order to maintain consistency of management within the Company, he will perform his duties as Chief Executive Officer.

     The Board of Directors of the Company (the "Board") is encouraging Executive to perform his assigned duties without distraction.

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive and the Company hereby agree as follows:

     1. TERM OF AGREEMENT. Except as otherwise provided herein, the Company and Executive agree that Executive will remain in the employ of the Company through August 31, 1998. The "Term of Agreement" as used herein shall refer to the period commencing on the Effective Date and ending on August 31, 1998.

     2. DUTIES. Executive agrees to serve the Company during the Term of Agreement, to devote his full business time to the Company and to promote the interests of the Company; provided, however, that nothing contained herein shall prevent Executive from serving as a director or trustee of any other corporation with the consent of the Company, which shall not be unreasonably withheld. The Company agrees that it will not assign duties inconsistent with those attendant to the position of Chief Executive Officer and a director and will not decrease his responsibilities as currently in effect. Except as so limited, the powers and duties of Executive are to be more specifically determined by the Board from time to time.

     3. COMPENSATION AND BENEFITS. During the Term of Agreement, Executive shall receive the following compensation and benefits:

          a. SALARY. During the Term of the Agreement, the Company shall pay Executive, during the first year of the Term of Agreement, an annual salary of $180,000, payable at least on a semi-monthly basis and during each subsequent year of the Term of Agreement, an annual salary (payable at least on a semi-monthly basis) at least equal to Executive's salary for the immediately preceding year plus an amount calculated in a manner at least as favorable to Executive as the manner in which the pay increases for other executives of the Company are calculated;

          b. BONUS. During the Term of Agreement, the Company shall pay Executive annual bonus payments as a percentage of his annual base salary then in effect, based upon the Company's achievement of written mutually agreed performance goals as set forth in the Company's operating plan. Performance goals shall be established by the Board annually and shall be based on pre-tax earnings of the Company. Pre-tax earnings ("EBITDA") shall be calculated to mean the earnings of the Company and its subsidiaries for the applicable fiscal year before interest and taxes, before portions of cash expenses paid to prior owners of business acquired by the Company which are accounted for as deferred consideration with respect to such acquisitions, before amortization of non-cash expenses such as noncompetition agreements, personal service contracts, prepaid consulting, etc., before depreciation, before amortization of organization costs, as determined in accordance with generally accepted accounting principles, except that the EBITDA of each subsidiary acquired by the Company during the fiscal year shall be accounted for as if such subsidiary had been acquired on the first day of such fiscal year. The amount of bonus, calculated as a percentage of Executive's salary, payable to Executive is set forth below:

     Level of achievement                         Bonus
     --------------------                         -----

     EBITDA equals 80% of performance goal        30% of annual base salary
     EBITDA equals 90% of performance goal        40% of annual base salary
     EBITDA equals 100% of performance goal       50% of annual base salary
     EBITDA equals 110% of performance goal       60% of annual base salary

     Said bonus shall be deemed earned on a pro rata basis throughout the year.

          c.   INCENTIVE STOCK OPTIONS.

               (i) Pursuant to the DeCrane Aircraft Holdings, Inc. 1993 Share Incentive Plan (the "Plan"), Executive shall receive options to purchase shares of the Company's common stock subject to the following terms:

                    (1) Upon execution of this Agreement, the Company shall grant to Executive options to purchase 275,000 shares of the Company's common stock, such options to become exercisable according to the schedule set forth on Exhibit A hereto;

                    (2) All such options shall have an exercise price of fifteen cents ($.15) per share.

                    (3) The options shall be exercisable for ten years from the date of grant.

                    (4) All such options shall be immediately vested on the date of grant.

                    (5) All such options shall be subject to the terms and conditions of the Plan.

          d. BENEFITS. During the Term of Agreement, the Company shall provide and maintain in full force and effect through existing plans at least the types and amounts of group insurance (including conversion features) and benefits, including life (in an amount at least equal to $1,000,000), health, disability and hospitalization insurance, and other health care benefits, including medical, hospital and surgical benefits and health care benefits for Executive, his spouse and eligible dependents (collectively "Health Care Benefits") to which Executive was entitled in the immediately preceding year or Health Care Benefits provided by the Company to other senior executives (whichever would result in greater Health Care Benefits to Executive); provided, however, that in no event will the Health Care Benefits (but not including life insurance) be substantially different or more expensive than those provided by the Company to other senior executives;

          e. PROFIT SHARING PLAN. The Company agrees that Executive will be a participant on the same basis as all other employees in any profit sharing plan that may be implemented during the Term of Agreement;

          f. TRAVEL. During the Term of Agreement, the Company shall reimburse all business-related travel, entertainment and other expenses;

          g. VACATION. During the Term of Agreement, the Company shall provide Executive with four weeks paid vacation time, annually; and

     4.  TERMINATION.

          a. FOR CAUSE. The Company may terminate this Agreement for "Cause" if: (i) Executive commits any material act of dishonesty constituting a felony which results or is intended to result directly or indirectly in substantial gain or personal enrichment to Executive at the expense of the Company, or (ii) Executive willfully and continually fails to substantially perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness) after a written demand for substantial performance is delivered to Executive by the Board which demand specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties, and such failure results in demonstrable material injury to the Company. This Agreement shall in no event be considered terminated by the Company for Cause if such termination was a result of (i) Executive's bad judgment or negligence, or
     (ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which Executive was not legally entitled, or (iii) any act or omission by Executive believed in good faith to have been or not opposed to the best interests of the Company, or (iv) any act or omission by Executive with respect to which a determination shall have been made that Executive met the applicable standard of conduct prescribed for indemnification or reimbursement of payment of expenses under the regulations of the Company or the laws of the State of Ohio as in effect at the time of such act or omission. This Agreement shall in no event be considered terminated by the Company for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of two-thirds of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct set forth above in clauses (i) and (ii) of the first sentence of this paragraph and specifying the particulars thereof in detail.

          b. WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON. In the event the Company terminates this Agreement without Cause or Executive terminates this Agreement for Good Reason, the Company shall pay to Executive for one year the following:

               (i) base salary plus bonus in amount equal to the amount earned in the immediately preceding year, payable at least on a semi-monthly basis. Executive's right to receive compensation from the Company pursuant hereto shall not be affected by Executive's receipt of compensation in connection with any subsequent employment by any other corporation or entity;

               (ii) Health Care Benefits commensurate with those provided by the Company to other senior executives for Executive, his spouse and eligible dependents; provided, however, that in no event will the Health Care Benefits (but not including life insurance) be substantially different or more expensive than those provided by the Company to other senior executives;

               (iii) the cost of relocation of Executive's belongings from California to Copley, Ohio in an amount not to exceed $50,000; and

               (iv) one-half of the cost of any outplacement services incurred by Executive; provided that the amount payable by the Company shall not exceed $20,000.

          For purposes of this Agreement, "Good Reason" shall exist if (i) the Company fails to honor its obligations hereunder, or (ii) the Company requests Executive's resignation or retirement.

          c. DEATH. In the event of Executive's death, the Company shall pay to Executive's personal representative (i) base salary for one year, payable at least on a semi-monthly basis, and (ii) Executive's bonus through year-end. The Company shall also provide Health Care Benefits commensurate with those provided by the Company to other senior executives for Executive's spouse and eligible dependents for one year.

          d. DISABILITY. In the event Executive becomes Disabled (as hereinafter defined), the Company shall pay to Executive (i) base salary for one year, payable at least on a semi-monthly basis, which year shall be deemed to have commenced on the first day of the 180 day disability period described below, and (ii) Executive's bonus through year-end. The Company shall also provide Health Care Benefits commensurate with those provided to other senior executives for Executive, his spouse and eligible dependents for one year. For purposes of this Agreement, Executive shall be considered "Disabled" only if, as a result of his incapacity due to mental or physical illness, he shall have been absent from his duties with the Company on a full-time basis for a period of 180 consecutive days, and (i) a physician selected by him and approved by the Board is of the opinion that he is suffering from total disability, and (ii) the Company has given Executive 30 days written notice of potential termination, and within said 30 day period thereafter, Executive has not returned to the full-time performance of his duties. During any period that Executive fails to perform his duties hereunder due to mental or physical illness prior to termination hereunder, Executive shall receive his full base salary at the rate then in effect.

          e. WITHOUT GOOD REASON. Executive may terminate the Agreement without Good Reason upon 90 days written notice to the Company. In the event Executive terminates the Agreement pursuant hereto, the Company shall, at its option, (i) pay to Executive, at least on a semi-monthly basis, an amount equal to his base salary for a period of one year or (ii) release Executive from the non-competition provision contained in paragraph 5 hereof.

     5. NON-COMPETITION. Upon termination of this Agreement for any reason, except in the event this Agreement is terminated by Executive pursuant to paragraph 4(e) hereof and the Company makes an election under clause (ii) thereof, Executive agrees that (a) for a period of 12 months from the date of such termination, he will not, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any corporation, partnership, proprietorship, firm or association or other business entity, or otherwise engage in any business which is engaged in, or competes with the business of the Company or any of its subsidiaries (as conducted on the date of such termination), and (b) for a period of 12 months from the date of such termination, he will not, directly or indirectly, employ or otherwise associate in business with any officer or employee of the Company or any of its subsidiaries, induce any officer or employee of the Company or any of its subsidiaries to terminate his or her relationship with the Company or induce any officer or employee to solicit business or have any interest in the ownership, management or control of any concern which does solicit business from any customer of record of the Company or any of its subsidiaries, which, to Executive's knowledge, was such at the time of termination of this Agreement. In the event of any breach by Executive of the restrictions in this paragraph, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or future breach. Nothing in this paragraph shall be deemed to limited the Company's remedies at law or in equity for any breach by Executive hereof.

     6. REGISTRATION RIGHTS AND SHAREHOLDER AGREEMENT. The Company covenants that it will use its best efforts to cause the Registration Rights Agreement and the Shareholder Agreement entered into by and among the Company, Executive and certain shareholders of the Company to be amended to provide that the incentive stock options granted pursuant to paragraph 3(c) of this Agreement and the common shares of the Company to be received upon exercise thereof shall be entitled to the same rights accorded to other shares owned by Executive pursuant to those agreements. If Company is unable to cause the amendment of said agreements, this Agreement shall be amended accordingly.

     7. ASSIGNMENT. The rights of Executive under this Agreement are not transferable by assignment or otherwise, shall not by subject to commutation or encumbrance and shall not be subject to claims of Executive's creditors.

     8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Executive and his heirs, and the Company and any successor thereto, including any organization which shall succeed to substantially all of the business and property of the Company, whether by means of merge, consolidation, acquisition of substantially all of the assets of the Company or otherwise, including by operation of law (a "Successor Organization"). The Company shall not merge, reorganize, consolidate, sell all or substantially all of its assets, combine by operation of law or otherwise with or to any Successor Organization unless, as a condition to such transaction, the Successor Organization assumes the obligations of the Company under this Agreement. For purposes of this Agreement, the "Company" shall include any Successor Organization.

     9. MISCELLANEOUS. This Agreement supersedes and makes void any prior agreement between the parties and sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and may not be amended or modified except by further written agreement of the parties. This Agreement shall be governed and construed by the laws of the State of Ohio. The invalidity of any term of this Agreement shall not invalidate or otherwise affect any other term.

     IN WITNESS WHEREOF, the parties have set hereunto their hands as of the date first above written.

                                       DECRANE AIRCRAFT HOLDINGS, INC.

                                       By: /s/ R. Jack DeCrane
                                          ----------------------------
                                       Its:
                                           ---------------------------


                                        /s/ R. Jack DeCrane
                                        ------------------------------
                                        R. Jack DeCrane

                                   EXHIBIT A

     Options granted to Executive pursuant to Section 3(c)(i) of the Agreement shall become exercisable as follows:

     Level of Achievement                 Number of Shares
     --------------------                 ----------------

     Upon execution of the Agreement           50,000
                                               45,000
                                               45,000
                                               45,000
                                               45,000
                                               45,000